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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)     October 15, 2001
                                                --------------------------------

                              Wolfpack Corporation
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             (Exact name of registrant as specified in its charter)


Delaware                               000-26479                  56-2086188
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(State or other jurisdiction      (Commission File Number)      (IRS Employer
of incorporation)                                            Identification No.)

4021 Stirrup Creek Drive, Suite 400
Research Triangle Park
Durham,  NC                                                                27703
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code           (919) 933-5600
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                                 Not applicable
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          (Former name or former address, if changed since last report)


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Item 4.  Changes in Registrant's Certifying Account.

     On October 15, 2001, Wolfpack Corporation, a Delaware corporation (the "Company"), selected Arthur Andersen LLP as the Company's new independent auditor. The Company simultaneously dismissed King Griffin & Adamson P.C. ("KG&A") as its independent auditor. These actions were approved by the Board of Directors of the Company.

     KG&A's report on the Company's financial statements for the fiscal year ended December 31, 2000, did not contain an adverse opinion, a disclaimer of opinion or any qualifications or modifications related to uncertainty, limitation of audit scope or application of accounting principles. KG&A's report on the Company's financial statements for the fiscal year ended December 31, 2000, did, however, contain and explanatory note as to the uncertainty of the Company's ability to continue as a going concern.

     There were no disagreements with KG&A's on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to KG&A's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. There were no reportable events under Item 304 of Regulation S-B.

     The Company has received a letter from KG&A addressed to the Commission stating that it agrees with the above statements, which letter is filed with this Report 8-K/A as an exhibit.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)   Exhibits.

               16.1   Letter from King Griffin & Adamson P.C. to the Commission.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         WOLFPACK CORPORATION



                                     By: /s/ Anthony Cullen
                                         --------------------------------
                                         Anthony Cullen
                                         Chief Executive Officer

Dated:  October 24, 2001